EXHIBIT 31.3

CERTIFICATIONS

I, Jeffrey Soinski, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Avinger, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: March 17, 2023	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer
(Principal Executive Officer)